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Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference of our reports dated November
19, 1998 on our audits of the financial statements of Transaction Access Service (a fully integrated business unit of AT&T Corp.), as of August 31, 1998 and November 30, 1997 and for the nine month period ended August 31, 1998 and the twelve month period ended November 30, 1997 and on our audit of the schedule of revenue of Transaction Access Service for the twelve month period ended November 30, 1996, in the registration statements on Form S-8 (registration Nos. 33-85432, 333-27159, 333-67161 and 333-67163) and Form S-3
(registration No. 333-52221) of Transaction Network Services, Inc., which reports are included in Transaction Network Services, Inc.'s Current Report on Form 8-K A#1, dated November 23, 1998.

/s/ PricewaterhouseCoopers LLP
--------------------------------------
PricewaterhouseCoopers LLP

New York, New York
November 23, 1998



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